UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 21, 2002

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

Delaware 0-28443 23-3011702

(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

Eden Tower Plaza, 790 Frontage Road, Northfield, Illinois 60093

(Address of principal executive offices)

Registrant's telephone number, including area code (847) 441-2485

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

The Board of Directors of Cytomedix, Inc. (the "Company") has authorized the Company to engage the independent certified public accounting firm of LJ Soldinger Associates to audit the Company's financial statements. The Company engaged LJ Soldinger Associates as its independent accountant on August 14, 2002.

During 2000 and 2001 and the interim period through August 14, 2002, the Company has not consulted LJ Soldinger regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of opinion LJ Soldinger might render on the Company's financial statements, and LJ Soldinger has not provided any advice which was considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytomedix, Inc.

By: /s/Kent Smith

Chief Executive Officer/President

Date: August 21, 2002